UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Harris Oakmark ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

111 S. Wacker Drive, Suite 4600, Chicago, IL 60606

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Shares of Beneficial Interest, no par value, of:
Oakmark International Large Cap ETF	NYSE Arca, Inc	39-4130303
Oakmark Global Large Cap ETF	NYSE Arca, Inc	39-4130679

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-281865

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Oakmark International Large Cap ETF and Oakmark Global Large Cap ETF, each a series of Harris Oakmark ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File No. 811-23998), filed on November 7, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2: Exhibits.

The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23998), as filed with the Securities and Exchange Commission on August 30, 2024.

The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment 1 to the Trust’s Registration Statement on Form N-1A (File No. 811-23998), as filed with the Securities and Exchange Commission on November 19, 2024.

The Trust’s Amended and Restated By-Laws is included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23998), as filed with the Securities and Exchange Commission on August 30, 2024.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Harris Oakmark ETF Trust

Date:	December 10, 2025

By:	/s/ Rana J. Wright
Name:	Rana J. Wright
Title:	President

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